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EXHIBIT 21


STARBUCKS CORPORATION

      Starbucks New Venture Company (a Washington corporation)
      Starbucks Coffee International, Inc. (a Washington corporation)
            SBI Nevada, Inc. (a Nevada corporation)
            Starbucks Coffee France, EURL (a French limited liability company) Starbucks Coffee Asia Pacific Limited (a Hong Kong corporation)
            SCI Ventures, S.L. (a Spanish limited liability company)
            SCI Europe I, Inc. (a Washington corporation)
            SCI Europe II, Inc. (a Washington corporation)
                  Starbucks Coffee Trading Company Sarl (a Swiss C.V.)
                  Rain City C.V. (a Dutch Limited Partnership)
                  Starbucks Coffee EMEA B.V. (a Dutch B.V.)
                  Starbucks Manufacturing EMEA B.V. (a Dutch B.V.)
                  Emerald City C.V. (a Dutch Limited Partnership)
      Starbucks Manufacturing Corporation (a Washington corporation)
      Circadia Corporation (a Delaware corporation d/b/a Cafe Starbucks in
         Washington and Circadia Coffee House in California)
      Starbucks U.S. Brands Corporation (a California corporation)
      Starbucks Foreign Sales Corporation (a Barbados corporation)
      Starbucks Asset Management Corporation (a California corporation) Starbucks Coffee Holdings (UK) Limited (a UK corporation)
      Starbucks Coffee Company (UK) Limited (a UK corporation d/b/a Starbucks,
         Starbucks Coffee and Starbucks Coffee Company)
      Seattle Coffee Company (International) Limited (a UK corporation)
      Torz & Macatonia Limited (a UK corporation)
      Tazo Tea Company (a Washington corporation)
      Starbucks Coffee Company (Australia) Pty. Ltd. (an Australian corporation
         d/b/a Starbucks, Starbucks Coffee and Starbucks Coffee Company) Starbucks Coffee (Thailand) Ltd. (a Thai corporation d/b/a Starbucks,
         Starbucks Coffee and Starbucks Coffee Company)
      Starbucks Coffee Canada, Inc. (a Canadian Corporation)
      Urban Coffee Opportunities, LLC (a Washington limited liability company d/b/a Starbucks, Starbucks Coffee and Starbucks Coffee Company)